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                                                                      EXHIBIT 11

                        SHOLODGE, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                       PRIMARY AND ASSUMING FULL DILUTION

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
                                                                           12 WEEKS ENDED               28 WEEKS ENDED
                                                                     -------------------------------------------------------
                                                                        JULY 13,      JULY 14,       JULY 13,       JULY 14,
                                                                          1997          1996           1997           1996
                                                                     --------------------------------------------------------
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PRIMARY:

  EARNINGS APPLICABLE TO COMMON STOCK (PRIMARY):
      BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                  $  2,841,403   $ 3,039,482    $ 4,880,546    $ 5,033,923
      CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                           (1,164,114)
                                                                     --------------------------------------------------------
      NET EARNINGS                                                   $  2,841,403   $ 3,039,482    $ 3,716,432    $ 5,033,923
                                                                     ========================================================

  SHARES:
     WEIGHTED AVERAGE COMMON AND COMMON
      EQUIVALENT SHARES OUTSTANDING                                     8,368,852     8,494,133      8,356,121      8,443,028
                                                                     ========================================================

  PRIMARY EARNINGS PER SHARE:
      BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                  $       0.34   $      0.36    $      0.58    $      0.60
      CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                          $(     0.14)
                                                                     --------------------------------------------------------
      NET EARNINGS                                                   $       0.34   $      0.36    $      0.44    $      0.60
                                                                     ========================================================

FULLY DILUTED:

  EARNINGS APPLICABLE TO COMMON STOCK (PRIMARY):
      BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                  $  2,841,403   $ 3,039,482    $ 4,880,546    $ 5,033,923
      CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                           (1,164,114)
                                                                     --------------------------------------------------------
      NET EARNINGS                                                      2,841,403     3,039,482      3,716,432      5,033,923

  INTEREST (LESS TAX) ON CONVERTIBLE
    SUBORDINATED DEBENTURES                                               604,696       588,396      1,393,512      1,372,925
                                                                     --------------------------------------------------------
  ADJUSTED EARNINGS APPLICABLE TO COMMON STOCK:
      BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                     3,446,099     3,627,878      6,274,058      6,406,848
      CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                           -1,164,114
                                                                     --------------------------------------------------------
      NET EARNINGS                                                   $  3,446,099   $ 3,627,878    $ 5,109,944    $ 6,406,848
                                                                     ========================================================
  SHARES:
     WEIGHTED AVERAGE COMMON AND COMMON
      EQUIVALENT SHARES OUTSTANDING                                     8,448,923     8,494,133      8,452,986      8,443,028

     SHARES ISSUABLE UPON CONVERSION OF CONVERTIBLE
       SUBORDINATED DEBENTURES                                          2,316,602     2,316,602      2,316,602      2,316,602
                                                                     --------------------------------------------------------
                                                                       10,765,525    10,810,735     10,769,588     10,759,630
                                                                     ========================================================
   FULLY DILUTED EARNINGS PER SHARE:
      BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                  $       0.32   $      0.34    $      0.58    $      0.60
      CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                          $(     0.14)
                                                                     --------------------------------------------------------
      NET EARNINGS                                                   $       0.32   $      0.34    $      0.44    $      0.60
                                                                     ========================================================

PRO FORMA:
   NET EARNINGS ASSUMING ACCOUNTING CHANGE IS
      APPLIED RETROACTIVELY                                          $  2,841,403   $ 2,823,346    $ 4,880,546    $ 4,586,268
         EARNINGS PER SHARE:
             PRIMARY                                                 $       0.34   $      0.33    $      0.58    $      0.54
             FULLY DILUTED                                           $       0.32   $      0.32    $      0.58    $      0.54
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